BY-LAWS OF RMX REIT, INC.

                             Amendment Number 1


	Under the authority of Article III, paragraph 3(m) of the Articles of Incorporation, the Board of Directors hereby amend
Article VIII dividends to read as follows:



                                Article VIII
                                 	DIVIDENDS


	8.1 General Policy. The Board of Directors may, from time to time, declare and the Corporation may pay dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.
The policy shall be to declare and pay quarterly dividends, provided profits are available for distribution.


	8.2 Cash Dividends. Cash dividends shall be paid on a per day owned basis by Company check mailed to the last known mailing address of each shareholder, not later than 30 days after the end of each calendar quarter, i.e., April 30, July 30, October 30, and January 30.


	8.3 Reinvested Dividends. Shareholders may elect to be paid stock dividends based on the per share issue price of $5.00 per share. The stock issuance shall be effective on the first day of the next succeeding quarter, e.g., the first calendar quarter ends on March 31 and the stock shall be issued effective on the 1st day of April. Any change in the election must be made in writing and transmitted to the Secretary not later than 10 days prior to the end of the calendar quarter. Any change in said election shall remain automatically effective until subsequently changed.


 8.4 Stock Dividend Restrictions. The Secretary shall restrict reinvested dividends in the company stock in the event that the policy is inconsistent with any State of Federal Securities Law.

	8.5 Taxation. The Shareholders shall be taxed on the stock dividends the same as on cash dividends as provided for in any applicable State and Federal Income Tax Code.


	ADOPTED BY RESOLUTION OF THE BOARD OF DIRECTORS on the 27 day of May, 1998.



                                    			ATTEST:



                               							   /S/  Melvin L. Johnson, Jr.
                                  							Secretary


                                						   /S/  William R. Sanden
                                   							President

APPROVED:

/S/  Sue M. Cooper, Vicke L. Swanson & Joe Zimmer
Independent Members of the Board of Directors


/S/  Jerry Vanhook
Other Members of the Board of Directors

                       BY-LAWS OF RMX REIT, INC.
                               PREAMBLE

	RMX REIT, Inc. is a Real Estate Investment Trust organized for the purposes of aggregating equity capital from investors and purchasing loans secured by real estate, which provide as high a rate of return as possible consistent with the risk factors associated with the loan. It is the intent of the Board of Directors that this Company shall continue to meet the Internal Revenue Service definition for a Real Estate Investment Trust as set forth in 26 USC 856, in order for the Company to be able to deduct the dividends paid to the investors from gross income as set forth in 26 USC 857. It is the further intent of the Board of Directors that these By-laws of the Company shall conform to the WAC 460-16A-205(e), which adopts the NASAA statements of policy as set forth in Sections 3401 et. seq. regarding the management and operations of Real Estate Investment Trusts. In event of a conflict between the Internal Revenue Service Code and the Washington Administrative Code regarding Real Estate Investment Trusts, the Internal Revenue Service Code shall be deemed to preempt the provisions of the Washington
Administrative Code. The Board of Directors shall be authorized to take any action necessary to preserve the REIT Federal Income
Tax Status of the Company.



                               Article I
                                OFFICES


	1.1	The principal office of the Corporation is in the State of
Washington and shall be located at 220 West Mercer Street #400, in the City of Seattle, and the County of King with a zip code of 98119. The Corporation may have such other offices, either within or without the State of Washington, as the Board of Directors may designate or as the business of the Corporation may require from time to time.



	1.2	The registered office of the Corporation, required by the
Washington Business Corporations Act to be maintained in the State of Washington, is the same as the principal office in the State of Washington. The principle office and the registered office of the Corporation may be changed from time to time by the Board of Directors.



                             Article II
                            STOCKHOLDERS



	2.1	Annual Meeting.	The annual meeting of the Stockholders
shall be held on the Thirtieth (30th) day of November in each year, beginning with the year 1997, at the hour of 10:00 o'clock a.m., or such other time on such day within such month as shall be fixed by the Board of Directors, for the purpose of electing
Directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Washington, such meeting shall be held when directed by the Board of Directors shall cause the election to be held at a special meeting of the Stockholders as soon thereafter as conveniently may be.



	2.2	Special Meetings.	Special meetings of the Stockholders, for
any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chairman of the Board of Directors, and shall be called by the Chairman at the request of the holders of not less than one-tenth of all outstanding shares of the Corporation entitled to vote at the meeting.



	2.3	Place of Meeting.	The Board of Directors may designate any
place, either within or without the State of Washington, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all Stockholders entitled to vote at a meeting may designate any place, either within or without the State of Washington, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the Corporation in the State of Washington.



	2.4	Notice of Meeting.	Written notice stating the place, day
and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall, unless otherwise prescribed by statute, be delivered not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the Officer or other persons calling the meeting, to each Stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the U.S. mail, addressed to the Stockholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.



	2.5	Closing of Transfer Books or Fixing of Record Date.   For
any purpose of determining Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, or Stockholders entitled to receive payment of any dividend, or in order to make a determination of Stockholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books of the Corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty days. If the stock transfer books shall be closed for the purpose of determining Stockholders entitled to notice of or to vote at a meeting of Stockholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date of any such determination of Stockholders, such date in any case to be not more than fifty days, and in case of a meeting of Stockholders, not less than ten days prior to the date of which the particular action requiring such determination of Stockholders entitled to notice of or to vote at a meeting of Stockholders, or Stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Stockholders. When a determination of Stockholders entitled to vote at any meeting of Stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof.



	2.6 Voting Record. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make a complete record of the Stockholders entitled to vote at each meeting of Stockholders or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. Such record shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any Stockholder during the whole time of the meeting for the purposes thereof.



	2.7 Quorum. A simple majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of Stockholders.
A majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The Stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough
Stockholders to comprise less than a quorum.



	2.8 Proxies. At all meetings of Stockholders, a Stockholder may vote in person or by proxy executed in writing by the Stockholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.



	2.9 Voting of Shares. Subject to the provisions of Section 12 of this Article II, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of Stockholders.



	2.10 Voting of Shares by Certain Holders. Shares standing in the name of another Corporation may be voted by such officer, agent or proxy as the By-laws of such Corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such other Corporation may determine.



	Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.




	Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.



	A Stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.



	Neither treasury shares of its own stock held by the Corporation, nor shares held by another Corporation if a majority of the shares entitled to vote for the election of Directors of such other Corporation are held by the Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.



	2.11 Informal Action by Shareholders. Any action required or permitted to be taken at a meeting of the Stockholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Stockholders entitled to vote with respect to the subject matter thereof.



	2.12 Stock Transfer Restriction. The authorized and issued stock in this Corporation is not restricted. However, the Corporation retains the right to refuse to recognize or to void any stock transfer that would make the Corporation ineligible to meet the Internal Revenue Code provisions for maintaining the favorable Real Estate Investment Trust profit pass through provisions.



	2.13 Redemption of Shares. The Secretary shall not redeem shares from existing shareholders, in order to preserve its exemption from compliance with the provisions of the Investment Company Act of 1940. In event a shareholder desires to sell his/her stock, the Secretary shall provide the selling
Shareholder with a by name list of all Shareholders, and the addresses, and may inform other Shareholders or potential Shareholders that the stock is for sale. The Secretary may also authorize the dividend roll overs to be aggregated toward their purchase of the selling Shareholders stock, but must do so on advise and consent of counsel.



                            Article III
                          BOARD OF DIRECTORS

	3.1 General Powers. The business and affairs of the Corporation shall be managed by the Board of Directors.


	3.2 Number, Tenure and Qualifications. The number of Directors of the Corporation shall be five (5), at least three
(3) shall be Independent Board Members as defined by the NASAA statements of policy as adopted by the Washington Administrative Code and as interpreted by the written opinion of Counsel in the event of a disagreement by Board Members. Each Director shall hold office until the next annual meeting of Stockholders and until their successors have been elected and qualified. Directors need not be residents of the State of Washington but must be shareholders of the Corporation.



	3.3 Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this By-law immediately after, and at the same place as, the annual meeting of Stockholders or the Company Offices or other designated meeting place. The Board shall meet at a minimum of once each quarter, during the months of January, April, July and October for the purposes of discussing the financial performance during the preceding quarter, to declare dividends, to formally approve loans acquired during the preceding quarter, to approve payments made to the management company and to discuss other business.
The Board of Directors may provide, by resolution, the time and place, either within or without the State of Washington, for the holding of additional regular meetings without other notice than such resolution. The meeting may be held by telephone conference or by written instrument as authorized by the Articles of Incorporation.



	3.4 Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President or by any individual Director. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Washington, as the place for holding any special meeting of the Board of Directors called by them. The meeting may be held by telephone conference or by written instrument as authorized by the Articles of Incorporation.



	3.5 Notice. Notice of any special meeting shall be given at least two days previously thereto by written notice delivered personally or mailed to each Director at his business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any Director may waive notice of any meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.



	3.6  Quorum.  A majority of the number of Directors fixed by
Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.



	3.7 Manner of Acting. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.



	3.8 Action Without a Meeting. Any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors.



	3.9 Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.
Any directorship to be filled by election by the Board of Directors for a term of office continuing only until the next election of Directors by the Stockholders.



	3.10 Compensation. By resolution of the Board of Directors, each Director may be paid for out of pocket expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the Board of Director or both. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.



	3.11 Presumption of Assent. A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting.
Such right to dissent shall not apply to a Director who voted in favor of such action.



                               Article IV
                                OFFICERS


	4.1 Number. The Officers of the Corporation shall be a President, one or more Vice Presidents (the number thereof to be determined by the Board of Directors), a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors. The President of the Corporation shall also be the Chairman of the Board of Directors. Any two or more Offices may be held by the same person, except the Offices of President and Secretary.



	4.2 Election and Term of Office. The Officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the Stockholders. If the election of Officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each Officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.



	4.3 Removal. Any Officer or agent may be removed by the Board of Directors whenever in its judgment the best interest of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an Officer or agent shall not of itself create contract rights.



	4.4 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.



	4.5 President. The president shall be the Principal Executive Officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the businesses and affairs of the Corporation. He shall, when present, preside at all meetings of the Stockholders and of the Board of Directors. He shall also have the title of Chairman of the Board of Directors and therefore, the title of President and Chairman may be used interchangeably. He may sign, with the Secretary or any other property Officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation and deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-laws to some other
Officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.



	4.6 The Vice Presidents. In the absence of the President or in the event of his death, inability or refusal to act, the Vice President (or in the event there be more than one Vice
President, the Vice Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any
Vice President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the Corporation; and shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.



	4.7 The Secretary. The Secretary shall: (a) keep the minutes of the proceedings of the Stockholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provision of these By-laws or as required by the law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal duly authorized; (d) keep a register of the post office address of each Stockholder which shall be furnished to the Secretary by such Stockholder; (e) sign with the President, or a Vice President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation;
(g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to by the President or by the Board of Directors.



	4.8 The Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; (b) receive and give receipts for monies due and payable to the Corporation from any source whatsoever, and deposit all such monies in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provision of Article V of these By-laws; and (c) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety of sureties as the Board of Directors shall determine.



	4.9 Assistant Secretaries and Assistant Treasurer. The Assistant Secretaries, when authorized by the Board of Directors, may sign with the President or Vice President certificates for shares of the Corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurer shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurer, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President of the Board of Directors.



	4.10 Salaries. The salaries of the Officers shall be fixed from time to time by the Board of Directors and no Officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.



                               Article V
                 CONTRACTS, LOANS, CHECKS AND DEPOSITS



	5.1 Contracts. The Board of Directors may authorize any Officer or Officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, such authority may be general or confined to specific instances.



	5.2 Loans. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of Directors. Such authority may be general or confined to specific instances.


	5.3 Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such Officer or Officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.


	5.4 Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.



                         Article VI
           CERTIFICATES FOR SHARES AND THEIR TRANSFER


	6.1 Certificates for Shares. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary and sealed with the corporate seal or a facsimile thereof. The signatures of such Officers upon a certificate is manually signed on behalf of a transfer agent or a registrar, other than the Corporation itself or one of its employees. Each certificate for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificates shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.



	6.2 Transfer of Shares. The transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his/her legal representation, who shall furnish proper evidence of authority to transfer, or be his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes. The Secretary shall approve all transfers prior to said transfers being recorded on the Corporate Stock Record. The Corporate Board of Directors hereby empowers the Secretary to void any transfer of stock for the purpose of maintaining the REIT tax status of the Corporation (IRC 856 et seq).



                            Article VII
                            FISCAL YEAR


	The fiscal year of the Corporation shall begin on the first day of January and end on the thirty-first day of December in each year.



                            Article VIII
                             DIVIDENDS


	The Board of Directors may, from time to time, declare and the Corporation may pay dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation. The policy shall be to declare and pay quarterly dividends, provided profits are available for distribution.



                             Article IX
                            CORPORATE SEAL


	The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation and the state of incorporation and the words "Corporate Seal".



                             Article X
                          WAIVER OF NOTICE



	Whenever any notice is required to be given to any Stockholder or Director of the Corporation under the provisions of these By-laws or under the provisions of the Articles of Incorporation or under the provisions of the Washington Business Corporation
Act, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the stated therein, shall be deemed equivalent to the giving of such notice.



                            Article XI
                            AMENDMENTS



	These By-laws may be altered, amended or repealed and new
By-laws may be adopted by the Board of Directors or by the Stockholders at any regular or special meeting.



                           Article XII
      EXECUTIVE COMMITTEE AUTHORIZED AND ADOPTED BY RESOLUTION



	12.1 Appointment. The Board of Directors by resolution adopted by a majority of the full Board, may designate three or more of its members to constitute an executive committee, which shall include a majority of Independent Members. The designation of such committee and the delegation thereto of authority shall not operate to relieve the board of Directors, or any member thereof, of any responsibility imposed by law.



	12.2 Authority. The executive committee, when the Board of Directors is not in session shall have and may exercise all of the authority of the Board of Directors except to the extent, if any, that such authority shall be limited by the resolution appointing the executive committee and except also that the executive committee shall not have the authority of the Board of Directors in reference to amending the Articles of Incorporation, adopting a plan of merger of consolidation, recommending to the Stockholders the sale, lease or other disposition of all or substantially all of the property and assets of the Corporation otherwise than in the usual and regular course of its business, recommending to the Stockholders a voluntary dissolution of the Corporation or a revocation thereof, or amending the By-laws of the Corporation.



	12.3 Tenure and Qualifications. Each member of the executive committee shall hold office until the next regular annual meeting of the Board of Directors following his designation and until his successor is designated as a member of the executive committee and is elected and qualified.



	12.4 Meetings. Regular meetings of the executive committee may be held without notice at such times and places as the executive committee may fix from time to time by resolution.
Special meetings of the executive committee may be called by any member thereof upon not less than one day's notice stating the place, date and hour of the meeting, which notice may be written or oral, and if mailed, shall be deemed to be delivered when deposited in the United States mail addressed to the member of the executive committee at his business address. Any member of the executive committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the executive committee need not state the business proposed to be transacted at the meeting.



	12.5 Quorum. A majority of the members of the executive committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of the executive committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.



	12.6 Action Without a Meeting. Any action required or permitted to be taken by the executive committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the executive committee.



	12.7 Vacancies. Any vacancy in the executive committee may be filled by a resolution adopted by a majority of the full Board of Directors.



	12.8  Resignations and Removal.    Any member of the executive
committee may be removed at any time with or without cause by resolution adopted by a majority of the full Board of Directors.
 Any member of the executive committee may resign from the executive committee at any time by giving written notice to the President or Secretary of the Corporation, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.



	12.9 Procedure. The executive committee shall elect a presiding officer from its members and may fix its own rules of procedure which shall not be inconsistent with these By-laws. It shall keep regular minutes of its proceedings and report the same to the Board of Directors for its information at the meeting thereof held next after the proceedings shall have been taken.



                            Article XIII
                          EMERGENCY BY-LAWS


	The Emergency By-laws provided in this Article XIII shall be operative during any emergency in the conduct of the business of the Corporation resulting from an attack on the United States or any nuclear or atomic disaster, notwithstanding any different provision in the preceding Articles of the By-laws or in the Articles of Incorporation of the Corporation or in the Washington Business Corporation Act. To the extent not inconsistent with the provisions of this Article, the By-laws provided in the preceding Articles shall remain in effect during such emergency and upon its termination the Emergency By-laws shall cease to be operative.


	During any such emergency:

		(a) A meeting of the Board of Directors may be called by any Officer or Director of the Corporation. Notice of the time and place of the meeting shall be given by the person calling the meeting to such of the Directors as it may be feasible to reach by any available means of communication. Such notice shall be given at such time in advance of the meeting as circumstances permit in the judgment of the person calling the meeting.

		(b) At any such meeting of the Board of Directors, a quorum shall consist of two (2) Directors or two fifths (2/5) of the Directors.

		(c) The Board of Directors, either before or during any such emergency, may provide, and from time to time modify, lines of succession in the event that during such an emergency any or all Officers or agents of the Corporation shall for any reason be rendered incapable of discharging their duties.

	 (d) The Board of Directors, either before or during any such emergency, may, effective in the emergency, change the head office or designate several alternative head offices or regional offices, or authorize the Officers to do so.

	No Officer, Director or employee acting in accordance with these Emergency By-laws shall be liable except for willful misconduct.


	These Emergency By-laws shall be subject to repeal or change by further action of the Board of Directors or by action of the Stockholders, but no such repeal or change shall modify the provisions of the next preceding paragraph with regard to action taken prior to the time of such repeal or change. Any amendment of the Emergency By-laws may make any further or different provision that may be practical and necessary for the circumstances of the emergency.



                             Article XIV
                         INVESTMENT POLICY


  The Investment Policy adopted by the Shareholders are incorporated herein as follows.



	(a) The Company shall purchase loans with investors' funds and proceeds from the pay-off of loans, which shall be secured with equity income or an interest in real property and personal property. The security for the loan shall be land located in the Pacific Northwest (Washington, Oregon and Idaho), unless approved by the Board of Directors by specific resolution or any continuing resolution. The loans and monthly payments shall generally be amortized over fifteen (15) to thirty (30) years at fixed interest rates. Balloon payments at (5) to (7) years are to be encouraged, so as to reduce the interest rate risk. All loan fees shall be paid by the borrowers including the acquisition fee paid to the management company or any other loan originator.



	(b) The investment criteria shall be as follows, loans (i) on unimproved real property, which is defined as that property not acquired for the purpose of producing rental or other operating income, has no development or construction in progress on the land and has no development construction planned on the land to commence within one year, a maximum of forty percent (40%) loan to value ratio, (ii) on productive farm land, fifty percent
(50%) loan to value ratio, (iii) on substandard residential and commercial property, sixty percent (60%) loan to value ratio, and (iv) on real property and residential and commercial property up to seventy percent (70%) loan to value ratio.



	(c) The Board of Directors and advisors shall purchase loans with a target annual return of 8% to 10% to the shareholders in the form of regular quarterly dividend distributions.



	(d) The Company shall not invest more than ten percent (10%) of its total assets in unimproved real property or loans secured by unimproved real property. The Company shall not commit more than twenty five percent (25%) of its total assets in any one loan until the total assets reach four million dollars
($4,000,000), then no more than twenty percent (20%) of its total assets in any one loan until the total assets reach five million dollars ($5,000,000), then no more than fifteen percent
(15%) of its total assets in any one loan until the total assets reach seven million dollars ($7,000,000, then no more than ten percent (10%) of its total assets after the total assets total more than ten million dollars ($10,000,000).

	(e) The Board of Directors shall approve all loans made during the calendar quarter at the quarterly meeting of the Board of Directors. A special committee composed of any two (2)
Independent Board Members shall approve in advance by a written resolution all loans acquired that exceed $200,000 of company funds.



  	ADOPTED BY RESOLUTION OF THE BOARD OF DIRECTORS on this 12 day of September, 1997.

	                                      						ATTEST:



                                   							  /S/  Melvin L. Johnson, Jr.
                                     							Secretary


                                   							  /S/  William R. Sanden
                                     							President

APPROVED:


/S/  Sue M. Cooper, Vicke L. Swanson & Joe Zimmer
Independent Members of the Board of Directors

/S/  Jerry Vanhook
Other Members of the Board of Directors